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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 1999, relating to the consolidated financial statements and financial statement schedule, which appears in General Growth Properties, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


Chicago, Illinois
October 11, 1999




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